As filed with the Securities and Exchange Commission on ____________, 2010

                                                 Registration No. 333-__________
________________________________________________________________________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________

                                     FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                       TOMI Environmental Solutions, Inc.
             (Exact name of Registrant as specified in its Charter)
                              ____________________

                 Florida                                 59-1947988
     (State or other Jurisdiction of                 (I.R.S. Employer
      Incorporation or Organization)                Identification No.)

     9454 Wilshire Blvd., Penthouse, Beverly Hills, CA      90212
         (Address of principal executive offices)         (Zip Code)

            TOMI Environmental Solutions, Inc. 2008 Stock Option Plan
                            (Full title of the Plan)

                                   Halden Shane
                         Principal Executive Officer and
                   Principal Financial and Accounting Officer
                        TOMI Environmental Solutions, Inc.
                          9454 Wilshire Blvd., Penthouse
                              Beverly Hills, CA 90212
                     (Name and Address of Agent for Service)
                              ____________________

                                 (800) 525-1698
          (Telephone Number, Including Area Code, of Agent for Service)
                              ____________________

                                    Copy to:
                              Harold W. Paul, Esq.
                              Harold W. Paul, LLC
                                 P.O. Box 33812
                               Santa Fe, NM 87594
                                 (505) 983-2794
                              ____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

     Large accelerated filer [ ]
     Accelerated filer       [ ]
     Non-accelerated filer   [ ] (Do not check if a smaller reporting company)
     Small reporting company [X]
________________________________________________________________________________

________________________________________________________________________________
                         CALCULATION OF REGISTRATION FEE
________________________________________________________________________________

	 	                             Proposed
                                             Maximum
                                             Offering   Proposed
                                Amount       Price      Maximum
                                to be        Per        Aggregate   Amount of
Title of Securities             Registered   Share      Offering    Registration
to be Registered                (1)          (2)        Price       Fee
-----------------------------   ----------   --------   ---------   ------------
Common Stock, $.001 par value    2,500,000     $2.10     $846,600      $60.36
________________________________________________________________________________

(1) This Registration Statement covers the maximum number of shares of common stock of the Registrant which may be issued in connection with the transactions described herein and shall also cover any additional shares of common stock issuable under the plan in respect of such shares by reason of any stock dividend, stock split, recapitalization or any other similar transaction effectuated without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the closing price per share of the Registrant's common stock reported on the OTCBB on May 26, 2010 of $0.31. There are 40,000 issued options exercisable at $2.10.


                                EXPLANATORY NOTE

     We are filing this Registration Statement on Form S-8 to register 2,500,000 shares of common stock which have been reserved for issuance under the TOMI Environmental Solutions, Inc. 2008 Stock Option Plan (the "Plan"). The Plan was approved by our Board of Directors on November 15, 2008, subject to approval by our stockholders. On May 13, 2009, our stockholders approved the Plan.


                                      PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

     The information required by Item 1 is included in documents sent or given to eligible participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Registration Statement on Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.


Item 2.	Registrant Information and Employee Plan Annual Information.

     The written statement required by Item 2 is included in documents sent or given to eligible participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Registration Statement on Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

     Except as indicated below, the following documents filed by us with the Commission are incorporated herein by reference:

     . our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;
     . our Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009;
     . our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010;
     . the description of our common stock as contained in the Articles of Restatement of TOMI Environmental Solutions, Inc. filed as an exhibit to Form S-1 filed on October 6, 2009;

     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those Current Reports on Form 8-K which "furnish" information pursuant to Item 2.02 or Item 7.01 of such report and exhibits furnished in connection therewith), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     The information incorporated by reference is considered to be part of this Registration Statement and information that we file later with the Commission will automatically update and supersede this information, as applicable. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


Item 4.	Description of Securities.

     See Exhibit 4.3, Articles of Restatement of TOMI Environmental Solutions, Inc., incorporated by reference for a description of the Company's common stock.


Item 5.	Interest of Named Experts and Counsel.

     Harold W. Paul owns 231,000 common shares and 20,000 common stock purchase options.


Item 6.	Indemnification of Directors and Officers.

     Section 607of the Florida Corporation Law ("Section 607") permits indemnification of officers and directors of a corporation under certain conditions and subject to certain limitations. Section 607 also provides that a corporation has the power to maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 607.

     TOMI may enter into indemnification agreements with each of its directors and executive officers and has purchased directors' and officers' liability insurance. Generally, the indemnification agreement attempts to provide the maximum protection permitted by Florida law as it may be amended from time to time. Under such indemnification provisions, an individual will receive indemnification for expenses, judgments, fines and amounts paid in settlement if he or she is found to have acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of TOMI, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. At present, there is no pending litigation or proceeding or any threatened claim against any officers or directors that may result in a claim for indemnification.

Item 7.	Exemption from Registration Claimed.

     Not applicable.


Item 8.	Exhibits.

Exhibit
No.            Description of Document
-------        -----------------------------------------------------------------
  4.3          Articles of Restatement of TOMI Environmental Solutions, Inc.
               (incorporated by reference to exhibit Form S-1 filed on October
               6, 2009
  4.4*         TOMI Environmental Solutions, Inc. 2008 Stock Option Plan
  5*           Opinion of Harold Paul, LLC
  23.1*        Consent of Harold Paul, LLC (included in the opinion filed as
               Exhibit No. 5)
  23.2*        Consent of  Wolinetz, Lafazan & Company, P.C.
  24*          Power of Attorney (included on the signature page)
_________________________
*  Filed herewith


Item 9.	Undertakings.

     (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on June 1, 2010.


                                TOMI Environmental Solutions, Inc.

                                By:  /s/ Halden Shane
                                   ________________________________
                                     Halden Shane
                                     Principal Executive Officer and
                                     Principal Financial and Accounting Officer

                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 1, 2010 by the following persons in the capacities indicted. Each of the undersigned directors and officers of the Registrant, by his or her execution hereof, hereby constitutes and appoints Halden Shane with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

               Signature            Title
               ---------            -----

         /s/ Halden Shane           Principal Executive Officer
        ______________________      Principal Financial and Accounting Officer
             Halden Shane


         /s/ Richard Johnson        Secretary and Director
        ______________________
             Richard Johnson


         /s/ Willie Brown, Jr.      Director
        ______________________
             Willie Brown, Jr.


         /s/ Harold W. Paul         Director
        ______________________
             Harold W. Paul

                                INDEX TO EXHIBITS

Exhibit
No.            Description of Document
-------        -----------------------------------------------------------------

  4.3          Articles of Restatement of TOMI Environmental Solutions, Inc.
               (incorporated by reference to exhibit Form S-1 filed on October
               6, 2009
  4.4*         TOMI Environmental Solutions, Inc. 2008 Stock Option Plan
  5*           Opinion of Harold Paul, LLC
  23.1*        Consent of Harold Paul, LLC (included in the opinion filed as
               Exhibit No. 5)
  23.2*        Consent of  Wolinetz, Lafazan & Company, P.C.
  24*          Power of Attorney (included on the signature page)
_________________________
*  Filed herewith